UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2014

Date of Report

(Date of earliest event reported)

Corporate Resource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36060	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices and zip code)

                    (646) 443-2380

(Registrant’s telephone number, including area code)

                                    Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation and Appointment of Directors

(a) On September 28, 2014, Ms. Karen Amato, notified Corporate Resource Services, Inc. (the “Company”) of her resignation from the Board of Directors of the Company. Ms. Amato also served as Chair of the Audit Committee of the Company. Ms. Amato’s resignation was not the result of any dispute or disagreement with the Company or the Board of Directors of the Company on any matter relating to the operations, policies or practices of the Company.

(b) On September 29, 2014, the Board of Directors of the Company elected Sy Holzer, President of PNC Bank-Pittsburgh, to serve as a Director and as Chairman of the Company’s Audit Committee, effective immediately.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

		Exhibit 99.1.	Corporate Resource Services Appoints Sy Holzer to Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2014

Corporate Resource Services, Inc.

By:	/s/ John P. Messina, Sr.
Name: Title:	John P. Messina, Sr. Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 99.1.	Corporate Resource Services Appoints Sy Holzer to Board of Directors